Exhibit 10.1

Star Gold Corp. to Present at the Emerging Growth Conference on June 18, 2025.

Focus on bringing gold and silver deposits from ground to vault.

Coeur d’Alene, Idaho, June 16, 2025 -- Star Gold Corp. (“Star Gold” or “the Company”) (OTCQB: SRGZ) ), is pleased to announce that it has been invited to present at the Emerging Growth Conference on June 18, 2025.

Star Gold Corp invites individual and institutional investors as well as advisors and analysts, to attend its real-time, interactive presentation on the Emerging Growth Conference.

The next Emerging Growth Conference is scheduled for June 18, 2025. This live, interactive online event will give existing shareholders and the investment community the opportunity to interact with the Company’s Chairman, Lindsay Gorrill, in real time.

Mr. Gorrill will give a presentation and, time permitting, may subsequently open the floor for questions. Please submit your questions in advance to Questions@EmergingGrowth.com or ask your questions during the event and Mr. Gorrill will do his best to get through as many of them as possible.

Star Gold Corp will be presenting at 11:25AM Eastern time for thirty minutes.

Please register here to ensure you are able to attend the conference and receive any updates that are released.

https://goto.webcasts.com/starthere.jsp?ei=1717084&tp_key=e74795753f&sti=srgz

If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and on the Emerging Growth YouTube Channel, http://www.YouTube.com/EmergingGrowthConference. The Company will release a link after the event.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and the overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

About Star Gold Corp.

Ground to Vault. Building shareholder value through disciplined execution of our three-year development plan. Star Gold is currently dedicated to developing its flagship project, the Longstreet Project, which is a gold and silver project located in Nevada. Star Gold owns 137 unpatented mining claims and also leases, with the ability to purchase, 5 unpatented mining claims located in Nye County, Nevada.  The Longstreet Project covers 1149 hectares. There currently an existing 3% NSR on the 137 claims and a 1.5% NSR on the 5 claims. Star Gold has no minimum work commitments on the Project and is focused on finishing the reports required for a potential Environmental Impact Statement.

This presentation is for the purpose of providing information regarding the Company, including management’s assessment of the Company’s future plans and operations and certain statements set forth in this presentation are forward looking. All statements other than statements of historical nature included in the presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. In addition, forward looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this presentation are, to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.

Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted results. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in mineral prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability to raise, or unavailability of, capital resources to fund capital expenditures; and other risks.

For more information contact.

lgorrill@stargoldcorp.com or info@stargoldcorp.com